UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 18, 2011

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Chief Financial Officer Compensation

Pursuant to a compensation letter agreement between Verigy Ltd. (“Verigy” or the “Company”) and Robert Nikl, Verigy’s Chief Financial Officer, dated November 17, 2010 (the “Compensation Letter”), the Company agreed to, effective as of the date of the proposed merger with LTX-Credence, increase Mr. Nikl’s annual base salary from $335,076 to $360,000, grant him a non-qualified share option award for 13,700 ordinary shares, and grant him a restricted share unit award covering 5,500 ordinary shares. The material terms of the Compensation Letter were disclosed in, and the Compensation Letter was filed as an exhibit to, Verigy’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 18, 2010.

On January 18, 2011, at a regularly scheduled meeting of the Compensation Committee, the Compensation Committee modified the effective date of Mr. Nikl’s salary increase and grant date of the option and RSU awards from the closing of a merger with LTX-Credence to February 1, 2011. The Compensation Committee determined that Mr. Nikl’s performance deserved to be rewarded on an earlier time frame, more consistent with the Company’s annual rewards process and the compensation changes approved for other named executive officers of the Company in December 2010, which were effective as of January 1, 2011 and disclosed on the Company’s Current Report on Form 8-K filed with the SEC on December 3, 2010.

Mr. Nikl’s option grant is made pursuant to and subject to the terms of Verigy’s 2006 Equity Incentive Plan, as amended (“2006 Plan”) and Verigy’s form four-tranche share option agreement. The option grant will be divided in 4 tranches representing 1/4th of the shares of the total grant. The per share exercise price of the first tranche will be the per share fair market value of the Company’s ordinary shares on February 1, 2011, the date of grant. The exercise prices of the second, third and fourth tranches will be the per share fair market value of the ordinary shares on the third trading day following the announcement of the quarterly financial results for the fiscal quarters ending April 30, 2011, July 31, 2011 and October 31, 2011. The first, second, third and fourth tranches of each option grant will vest 16, 15, 14 and 13 equal quarterly installments, respectively. Mr. Nikl’s RSU grant is subject to the terms of the 2006 Plan and the form restricted share unit agreement for U.S. officers. The restricted share units will vest quarterly on each June 13, September 13, December 13 and March 13 following the date of grant, over the subsequent 4 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ Margo M. Smith
Margo M. Smith

Date: January 21, 2011